ICOx Innovations Announces Listing on the TSX Venture Exchange under symbol “ICOX”

ICOx designs and creates blockchain economies with established brands

LOS ANGELES – December 4, 2018 – ICOx Innovations Inc. (TSXV and OTC: ICOX) (the “Company” or “ICOx”), which designs and creates blockchain economies for established companies to benefit and grow their businesses through blockchain technologies and branded cryptocurrencies, today announced its shares of common stock have been approved for trading on the TSX Venture Exchange (the “Exchange”) under the symbol “ICOX” effective at the opening on December 4, 2018 (the “Effective Time”). The Company has been approved for listing (the “Listing”) as a Tier 2 Technology Issuer on the Exchange.

ICOx Innovations has a strong management team comprised of:

●	Cameron Chell, Co-Founder and Chairman. Chell is also Co-Founder of KODAKOne and Co-Architect of the KODAKCoin. Chell has 25 years of experience in the energy, technology and finance sectors. He is the founder and co-founder of several successful ventures, including Business Instincts Group, Draganfly, Raptor Rig, ColdBore, and Urthecast.

●	Bruce Elliott, President. Elliott is a 25-year e-commerce veteran who has held senior leadership roles in privately held and listed companies in online payments, gaming, venture capital and the trust and corporate service sectors in North America and Europe.

●	Michael Blum, Chief Operating Officer. Blum is co-founder and president of Hedgeye Risk Management, a leading online financial media company.

●	Swapan Kakumanu, Chief Financial Officer. Kakumanu has over 25 year senior finance and operations experience and has served at senior management levels both in public and private companies in high growth technology.

Notable members of the Board of Directors include:

●	Edmund Moy. From 2006 to 2011, Moy served as the 38th Director of the United States Mint. Previously he was a special assistant to the President for Presidential Personnel at the White House, and he also served as an advisor to the Wall Street private equity firm Welsh, Carson, Anderson & Stowe.

●	Alphonso Jackson. Jackson was the 13th Secretary of the U.S. Department of Housing and Urban Development, and also served as Vice Chairman of Consumer & Community Banking at JP Morgan Chase.

“The ICOx focus on regulatory compliance, corporate governance and program execution allows us to attract world class talent and international brand partners. From KodakONE, BitRail and our pipeline of opportunities, we are solving real world problems to help brands reduce transaction costs, increase customer adoption and raise engagement levels with blockchain technology and their own branded and regulated cryptocurrencies,” said Bruce Elliott, President ICOx Innovations.

ICOx Innovations helped create and launch KODAKOne, a blockchain-based platform that will use an encrypted ledger of rights ownership for photographers to protect, manage and monetize their new and archived works – potentially making it significantly cheaper and faster to register, move and sell their digital images. By pairing blockchain technology with the KODAKCoin (its designated cryptocurrency), KODAKOne aims to enforce copyright compliance and track the usage of images, giving photographers more control over licensing as well as a comprehensive marketplace that meets all their needs.

ICOx Innovations is also helping to launch BitRail, a digital payment platform that provides frictionless use of regulated cryptocurrencies benefiting both consumers and the ecommerce brands they love. BitRail will provide low-cost and transparent transaction services for cryptocurrencies seeking to be fully compliant in the US, BitRail is expected to provide ACH integration money transmitter licensing and AML/KYC compliant transactions in Q1 2019.

In connection with the Listing, the Company appointed Swapan Kakumanu as its Chief Financial Officer effective as of the Effective Time. In order to accommodate the appointment of Swapan Kakumanu as the Company’s Chief Financial Officer, Michael Blum resigned as its Chief Financial Officer and the Company appointed him as its Chief Operating Officer effective as of the Effective Time.

In connection with the Listing, the Principals (as defined by the policies of the Exchange) of the Company entered into the Tier 2 Value Security Escrow Agreement in the form required by the Exchange with respect to the shares of common stock and stock options of the Company held by them. In addition, Oceanside Strategies Inc. (“Oceanside”) entered into an escrow agreement in accordance with the seed share resale restrictions of the Exchange. Pursuant to the escrow agreement, Oceanside agreed to place into escrow the shares of common stock of the Company issuable upon conversion of five previously issued convertible notes outstanding in favor of Oceanside in the aggregate principal amount of US$175,325.

About ICOx Innovations

ICOx is positioned for the long term as an enterprise platform for building blockchain economies for established brands. ICOx Innovations Inc. provides a platform for the design and creation of crypto economies that solve real-world problems with established organizations. ICOx Innovations provides operational insights intended to benefit and grow its customers’ businesses through the use of blockchain technology and cryptocurrencies. The ICOx Innovations platform is compliance-driven and combines rigorous strategic planning, capital structuring, technical integration and token economics model development, designed to allow its clients to create sustainable economies. The ICOx Innovations team co-founded KODAKOne, a blockchain-based image-rights management platform, and is the co-architect of KODAKCoin, the token that will reward and incentivize the KODAKOne platform users. Notably the Honorable Edmund C. Moy, 38th Director of the United States Mint (2006-2011) and the Honorable Alphonso Jackson, Former US Cabinet Secretary & Former Vice-Chair of JP Morgan Chase are members of the ICOx Board of Directors, For more information on ICOx Innovations, go to: www.icoxinnovations.com.

Interested in ICOx Innovations or have a question for management? Join our ICOx Investor Group. Click here to watch a video from our Chairman Cameron Chell.

For additional investor info please visit www.icoxinnovations.com or www.sedar.com and www.sec.gov searching symbol ICOX.

Disclaimer for Forward Looking Statements

This news release contains “forward-looking statements.” Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include the Company’s statements: that KODAKOne, a blockchain-based platform, will use an encrypted ledger of rights ownership for photographers to protect, manage and monetize their new and archived works – potentially making it significantly cheaper and faster to register, move and sell their digital images; that KODAKOne aims to enforce copyright compliance and track the usage of images, giving photographers more control over licensing as well as a comprehensive marketplace that meets all their needs; that BitrRail will provide low-cost and transparent transaction services for cryptocurrencies seeking to be fully compliant in the US; and that BitRail is expected to provide ACH integration money transmitter licensing and AML/KYC compliant transactions in Q1 2019.

The material assumptions supporting these forward-looking statements include, among others, that the Company will be able to successfully develop the software necessary to operate the BitRail platform; there will be no material variations in current regulatory environments in which the Company or its clients operate; the Company’s operating expenses, including general and administrative expenses, will be as expected; the Company will be able to obtain any necessary financing on acceptable terms; that the Company will be able to retain and recent the of skilled personnel necessary to complete its projects. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including: the risk that the Company will be unable to efficiently manage the Company’s operations, including the project for KODAKOne and BitRail; the risk that there may be negative changes in general economic and business conditions; the risk that the Company may have negative operating cash flow and not enough capital to complete its projects; the risk that the Company may not be able to obtain additional financing as necessary; the risk that there may be increases in capital and operating costs; the risk the cryptocurrency and other trading platforms are relatively new, largely unregulated and may not be accepted by the public as a payment platform; the risk that the platform of the Company’s clients may be subject to fraud and other failures; the risk that there may be technological changes and developments in the blockchain and cryptocurrencies that make the Company’s projects obsolete; risks relating to regulatory changes or actions which may impede the Company’s ability to complete its projects; the risk that other competitors may release platforms similar to those of the Company’s clients; and other general risks involved in the cryptocurrency industry. Any of these risks may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Further, although the Company has attempted to identify factors that could cause actual results, levels of activity, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, levels of activity, performance or achievements not to be as anticipated, estimated or intended. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Company Contact:

Bruce Elliott, President

Bruce.Elliott@icoxinnovations.com

ICOx Innovations Media Contact:

Arian Hopkins

arian.hopkins@icoxinnovations.com

Investor Inquiries

Phone: (424) 570-9446 ext 8

Email: ir@icoxinnovations.com